Exhibit 99.1

December 7, 2016

Pingtan Marine Enterprise to Deploy Four

Fishing Vessels to Fish in The

International Waters of The Pacific Ocean

FUZHOU, China, Dec. 7, 2016 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME) ("Pingtan" or the "Company"), a global fishing company based in the People's Republic of China (PRC), today announced that it will deploy 4 tuna longline vessels to fish in the international waters of the Pacific Ocean.

Longline fishing is a method of fishing that uses a long line with baited hooks attached at intervals by means of branch lines to target fish species such as tuna. These 4 tuna longline fishing vessels are licensed and sanctioned by the Chinese Fisheries Management Bureau ("http://www.cnfm.gov.cn/") under the Ministry of Agriculture of China to operate and fish in the International Waters of the Pacific Ocean.

The Company expects these 4 tuna longline fishing vessels to be put into operation and begin recognizing sales in the first quarter of 2017. In accordance with the Company's previous results of 2014, which is the last full financial year prior to the Indonesian government moratorium since 2015, each of its fishing vessels can generate annual revenue of approximately $3 million with annual net income of approximately $800,000 to $1 million.

Pingtan currently operates 135 fishing vessels, 12 of which are operating in the Bay of Bengal in India, 13 vessels operating in Indo-Pacific Waters, and 2 vessels will be operating the international waters of Southwest Atlantic and Southeast Pacific Oceans by late December 2016. With the deployment of these 4 tuna longline fishing vessels, the Company expects to recover its production capacity to approximately 30%.

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, "We continue to seek methods to utilize our assets, and we have charted global areas on the deployment of our fishing fleets since the Indonesian government moratorium occurred. After conducting research on the current market and cost-benefit analysis, we decided to deploy the 4 longline fishing vessels into the international waters of the Pacific Ocean, which would provide a new fishing field for our fleets without causing overfishing in any region. With China's economic growth in recent years, China has become one of the major importing nations for seafood products. We expect that the deployment and operation of these vessels will enable us to harvest top quality tuna products for the domestic market."

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include statements about deployment of four tuna longline fishing vessels, the Company's expected operation and sales from these vessels and its production capacity . Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include inability of the tuna longline fishing vessels to reach the international waters of the Pacific Ocean or inability to start sales of product in the first quarter of 2017 due to adverse weather or oceanic conditions or mechanical or other operational failure of the vessels, an unexpected dramatic decrease in tuna production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's fishing vessels and their ability to generate expected annual revenue and net income, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS

The Equity Group Inc.

Adam Prior, Senior Vice President

Tel: (212) 836-9606

aprior@equityny.com

In China

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Photo - http://photos.prnewswire.com/prnh/20161207/446457

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SOURCE Pingtan Marine Enterprise Ltd.